Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Chindex International, Inc.
Bethesda, Maryland
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-150880, 333-148608 and 333-148666) and Form S-8 (Nos. 333-43946, 333-128754 and 333-146088) of Chindex International, Inc. of our reports dated June 14, 2010, relating to the consolidated financial statements, financial statement schedule and the effectiveness of Chindex International, Inc.’s internal control over financial reporting, which are included in this Annual Report on Form 10-K.
              /s/  BDO Seidman, LLP
Bethesda, Maryland
June 14, 2010